SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 19, 2001

Date of Earliest Event Reported: December 19, 2001

MILLENNIUM CHEMICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12091	22-3436215
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
230 Half Mile Road
Red Bank, New Jersey 07701
(Address of principal executive offices)

Registrant's telephone number, including area code:           (732) 933-5000

Item 5.	Other Events.

The registrant and certain of its subsidiaries have entered into the First Amendment, dated as of December 14, 2001, to the Credit Agreement, dated as of June 18, 2001, with Bank of America, N.A. and JPMorgan Chase Bank and the lenders party thereto, a copy of which is filed as Exhibit 99.1. The First Amendment amends certain provisions of the Credit Agreement, including without limitation the debt coverage ratio under the Credit Agreement for periods through March 31, 2003.

Item 7.	Financial Statements and Exhibits.

Exhibit	Description
99.1	First Amendment, dated as of December 14, 2001, to the Credit Agreement, dated as of June 18, 2001, with Bank of America, N.A. and JPMorgan Chase Bank and the lenders party thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

      Dated: December 19, 2001

MILLENNIUM CHEMICALS INC.

By: _/C. William Carmean/_________________________
C. William Carmean
Vice President

EXHIBIT INDEX

Exhibit	Description
99.1	First Amendment, dated as of December 14, 2001, to the Credit Agreement, dated as of June 18, 2001, with Bank of America, N.A. and JPMorgan Chase Bank and the lenders party thereto.